July 7, 2005



Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Conspiracy Entertainment Holdings, Inc.'s statements included under
Item 23 of Amendment No 1 to its Form SB-2 filed on July 7, 2005, and have the following comments:

    1.  We agree with the statements made in paragraphs 4 and 5.

    2. We have no basis on which to agree or disagree with the statements in paragraphs 1, 2, 3 and 6.



/s/ Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP